EXHIBIT 99.1

STATEMENT OF SAN JOAQUIN BANCORP ON PURCHASE AND ASSUMPTION OF SAN JOAQUIN BANK

Bakersfield, CA, October 16, 2009 -- San Joaquin Bancorp (OTC: SJQU) today released the following statement from Rogers Brandon, Chairman, regarding its banking subsidiary San Joaquin Bank:

“It is with deep regret that we must inform our valued customers, employees and partners that today the Federal Deposit Insurance Corp. assumed the assets and liabilities of San Joaquin Bank and is expected to sell these assets and liabilities to a pre-determined banking institution.”

“Sadly, although our customers, community leaders, officers and directors were today able to raise in excess of the $27 million mandated by a recent State Capital Order, the Department of Financial Institutions (DFI), our primary banking regulator, determined nonetheless to proceed with its plan to terminate our banking charter.”

“I want to thank all of our officers and directors for the extraordinary efforts and contributions they have made to help San Joaquin Bank confront the unprecedented challenges that have impacted our industry.  I also want to thank the employees of San Joaquin Bank, whose hard work and unfailing dedication was a true inspiration through these challenging times.  Finally, on behalf of the Board of San Joaquin Bank, I want to personally thank everyone in the community for their support, especially those who came together in an effort to help the Bank continue serving its customers.”